Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of V.F. Corporation of our report dated May 23, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in V.F. Corporation’s Annual Report on Form 10-K for the year March 30, 2024.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

August 7, 2024